                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF

                       THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): OCTOBER 10, 2001

                                MILLS MUSIC TRUST

               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)


                   NEW YORK                                  2-22997                                13-6183792
        -----------------------------                  --------------------                    --------------------
         (STATE OR OTHER JURISDICTION                    COMMISSION FILE                          (IRS EMPLOYER
              OF INCORPORATION)                               NUMBER                           IDENTIFICATION NO.)




c/o HSBC BANK USA
Issuer Services
452 Fifth Avenue
New York, New York 10018-2707


(REGISTRANT"S ADDRESS)

          REGISTRANT"S TELEPHONE NUMBER, INCLUDING AREA CODE: (212) 525-1349

ITEM 5.        OTHER EVENTS

         On October 10, 2001, HSBC Bank USA, as Trustee (the "Trustee") under the Declaration of Trust of Mills Music Trust dated as of December 3, 1964 (the "Trust"), issued a press release stating that it gave notice to the holders of record of the trust certificates issued pursuant to the Trust of the following events: EMI Music Publishing Co. ("EMI"), the current owner and administrative entity for the copyrighted materials subject to the Trust has not made the required quarterly remittance for the quarter ended June 30, 2001 to the Trust, which was due September 1, 2001. Accordingly, the Trustee will not be able to make its periodic distribution to the holders of the trust certificates.

         Additionally, Bernard D. Fischman, one of the originally named Trustees under the Trust, died on July 11, 2001. As a result, HSBC is currently the sole Trustee under the Trust.

         The foregoing summary does not purport to be complete and is qualified in its entirety by reference to (i) the News Release, dated October 10, 2001, attached hereto as Exhibit 99.1.

     (c) Exhibits.

         99.1.  News Release dated October 10, 2001

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.


                                            MILLS MUSIC TRUST

Dated: October 12, 2001                     By:  /s/ MARCIA MARKOWSKI
                                              -----------------------
                                                 HSBC Bank USA
                                                 Corporate Trustee




                                      -2-